Exhibit 99.1

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	WILLIAM J. OWEN
FOR IMMEDIATE RELEASE	Senior Vice President,
Investor Relations
818-676-3936

ZENITH ANNOUNCES SECOND QUARTER RESULTS

WOODLAND HILLS, CALIFORNIA, July 22, 2008   .   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .  ..  .  .  .

Zenith National Insurance Corp. (NYSE: ZNT) reported net income for the second quarter 2008 of $28.4 million, or $0.76 per share, compared to net income for the second quarter 2007 of $65.3 million, or $1.75 per share.  Net income for the six months ended June 30, 2008 was $70.3 million, or $1.88 per share, compared to net income for the six months ended June 30, 2007 of $129.8 million, or $3.48 per share.

Net income in the three months ended June 30, 2008 includes net realized losses on investments after tax of $1.5 million, or $0.04 per share, compared to net realized gains on investments after tax of $3.4 million, or $0.09 per share, in the corresponding period of 2007.  Net income in the six months ended June 30, 2008 includes net realized gains on investments after tax of $1.4 million, or $0.04 per share, compared to $7.3 million, or $0.19 per share, in the corresponding period of 2007.

Underwriting income before tax from the workers’ compensation segment was $26.5 million and $66.5 million in the three and six months ended June 30, 2008, respectively, compared to $71.5 million and $132.8 million in the corresponding periods of 2007.

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Calendar Year Combined Ratio (1)	82.8%	61.7%	78.7%	65.1%
Prior Accident Year Items: Favorable loss reserve development	9.7	23.6	12.2	20.6
Increase in policyholders’ dividends	(1.6)		(1.6)
Accident Year Combined Ratio (1)	90.9%	85.3%	89.3%	85.7%

(1)   See Supplemental Financial Information for a description of “Combined Ratio.”

For 2008, pre-tax favorable workers’ compensation loss reserve development on prior accident years was $15.0 million in the second quarter compared to $23.2 million in the first quarter.  For 2007, pre-tax favorable workers’ compensation loss reserve development on prior accident years was $34.2 million, $44.0 million, $24.9 million and $10.3 million in the first, second, third and fourth quarters, respectively.

Total workers’ compensation net premiums earned decreased 17.8% in the six months ended June 30, 2008 compared to the corresponding period of 2007, with California workers’ compensation net premiums earned decreasing 20.4% for the comparable period.  These decreases reflect both the reduction in premium rates due to favorable loss cost trends from the California and Florida legislative reforms, as well as the impact of competition.  Insured payroll, our best indicator of exposure, decreased 3.0% for California as of June 30, 2008 compared to December 31, 2007 and decreased 2.1% outside California.  For the twelve months ended December 31, 2007, insured payroll decreased 14.5% in California and increased 1.1% outside California.

Consolidated stockholders’ equity per share was $29.22, $29.58 and $28.93 at June 30, 2008, March 31, 2008 and December 31, 2007, respectively.  Return on average equity in the six months ended June 30, 2008 was 13.4% compared to 25.9% in the corresponding period of 2007 and 22.9% in the year ended December 31, 2007.

Commenting on the results, Stanley R. Zax, Chairman and President, said:  “Our underwriting income for the second quarter declined compared to the second quarter last year due to lower premiums and lower favorable loss reserve development as the loss trends for prior accident years continue to be stable.  The combined ratio of 78.7% for the six months is higher by 13.6 percentage points from the comparable period of 2007, but is at excellent levels in historical context.  New benefit schedules in California, which are expected to be effective for injuries occurring after January 1, 2009, will most likely require rate increases of about 5%.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to the following: (1) competition; (2) payroll levels of our customers; (3) weakening economy; (4) adverse state and federal legislation and regulation; (5) changes in interest rates causing fluctuations of investment income and fair values of investments; (6) changes in the frequency and severity of claims and catastrophes; (7) adequacy of loss reserves; (8) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (9) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; (10) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and (11) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2008	2007	2008	2007

TOTAL REVENUES	$174,367	$219,097	$361,120	$454,623

SELECTED INCOME DATA:
Net Investment Income after Tax (1)	$15,208	$18,246	$30,840	$41,896
Net Realized (Losses) Gains on Investments after Tax (2)	(1,494)	3,380	1,422	7,253
Income from Investments Segment after Tax	13,714	21,626	32,262	49,149

Net Income	$28,400	$65,300	$70,300	$129,800

NET INCOME PER COMMON SHARE (1) (2):
Basic	$0.76	$1.76	$1.89	$3.50
Diluted	0.76	1.75	1.88	3.48

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.50	$0.42	$1.00	$0.84

STOCKHOLDERS’ EQUITY (as of June 30, 2008 and 2007):
Stockholders’ Equity			$1,088,215	$1,024,490
Stockholders’ Equity per Common Share (3)			29.22	27.65

NUMBER OF COMMON SHARES:
Outstanding (as of June 30, 2008 and 2007)			37,239	37,056
Weighted Average for the Period -- Basic	37,211	37,050	37,161	37,042
Weighted Average for the Period -- Diluted	37,397	37,278	37,369	37,260

(1)   Net investment income after tax for the six months ended June 30, 2007 includes a $4.9 million, or $0.13 per share, cash dividend received from a common stock investment.

(2)   Net realized losses on investments after tax were $0.04 per share in the three months ended June 30, 2008 compared to net realized gains on investments after tax of $0.09 per share in the corresponding period of 2007.  Net realized gains on investments after tax were $0.04 per share in the six months ended June 30, 2008 compared to $0.19 per share in the corresponding period of 2007.  Net realized (losses) gains on investments after tax in both the three and six months ended June 30, 2008 include write-downs after tax of $5.6 million, or $0.15 per share, on two securities because we determined that the decline in fair values were other-than-temporary in the second quarter 2008 due to the amount and length of time for which the fair values were below cost.  There were no write-downs in 2007.

(3)   Stockholders’ equity at June 30, 2008 includes unrealized losses in our investment portfolio, net of deferred tax (SFAS 115), of $0.28 per share compared to unrealized gains of $0.34 per share and $0.33 per share at March 31, 2008 and December 31, 2007, respectively.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2008	2007	2008	2007

TOTAL REVENUES:
Net Premiums Earned	$154,368	$186,345	$313,400	$380,427
Net Investment Income (1)	22,297	27,551	45,532	63,037
Net Realized (Losses) Gains on Investments (2)	(2,298)	5,201	2,188	11,159
	$174,367	$219,097	$361,120	$454,623
RESULTS OF OPERATIONS BY SEGMENT (3):
Investments Segment:
Net Investment Income (1)	$22,297	$27,551	$45,532	$63,037
Net Realized (Losses) Gains on Investments (2)	(2,298)	5,201	2,188	11,159
	19,999	32,752	47,720	74,196
Workers’ Compensation Segment (4)	26,491	71,456	66,499	132,839
Reinsurance Segment (4)	(6)	(210)	(13)	(360)
Parent (5)	(2,864)	(2,586)	(6,059)	(5,641)

Income before Tax	43,620	101,412	108,147	201,034
Income Tax Expense	15,220	36,112	37,847	71,234

NET INCOME	$28,400	$65,300	$70,300	$129,800

(1)     Net investment income before tax for the six months ended June 30, 2007 includes a $7.3 million cash dividend received from a common stock investment.

(2)     Net realized (losses) gains on investments in both the three and six months ended June 30, 2008 include write-downs of $8.5 million before tax ($5.6 million after tax, or $0.15 per share) on two securities because we determined that the decline in fair value were other-than-temporary in the second quarter 2008 due to the amount and length of time for which the fair values were below cost.  There were no write-downs in 2007.

(3)     See Supplemental Financial Information for a description of segment results.

(4)     See Property-Casualty Insurance Operations in the following tables.

(5)     Includes interest expense before tax of $1.3 million in both the three months ended June 30, 2008 and 2007 and $2.6 million in both the six months ended June 30, 2008 and 2007.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended June 30,
(Dollars in thousands)	2008		2007

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$85,137	54.1%	$101,810	54.2%
Outside California	71,775	45.6	85,967	45.8
Total Workers’ Compensation	156,912	99.7	187,777	100.0
Reinsurance (2)	512	0.3	15
	$157,424	100.0%	$187,792	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	$82,621	54.2%	$98,779	54.2%
Outside California	69,246	45.5	83,587	45.8
Total Workers’ Compensation	151,867	99.7	182,366	100.0
Reinsurance (2)	512	0.3	4
	$152,379	100.0%	$182,370	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	$82,784	53.6%	$101,851	54.7%
Outside California	71,072	46.1	84,490	45.3
Total Workers’ Compensation	153,856	99.7	186,341	100.0
Reinsurance (2)	512	0.3	4
	$154,368	100.0%	$186,345	100.0%
Underwriting Income (Loss) before Tax/Combined Ratio of (1):
Workers’ Compensation	$26,491	82.8%	$71,456	61.7%
Reinsurance (2)	(6)	NM	(210)	NM

Workers’ Compensation Combined Ratio (1):
Underwriting and Other Operating Expenses (3)		40.4%		35.4%
Current Accident Year Losses and Loss Adjustment Expenses		52.1		49.9
Prior Accident Year Favorable Loss Reserve Development		(9.7)		(23.6)
Combined Ratio		82.8%		61.7%

(1)          See Supplemental Financial Information for a description of segment results, “Premiums Written,” “Underwriting Income (Loss)” and “Combined Ratio.”

(2)          In September 2005, we exited the assumed reinsurance business and ceased writing and renewing assumed reinsurance contracts, with all contracts fully expired at the end of 2006.

(3)          Includes an increase in estimated policyholders’ dividends for prior accident years of $2.5 million (1.6% of workers’ compensation net premiums earned) for the three months ended June 30, 2008.

NM = Not Meaningful

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Six Months Ended June 30,
(Dollars in thousands)	2008		2007

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$174,239	53.7%	$216,440	54.7%
Outside California	149,291	46.0	178,579	45.2
Total Workers’ Compensation	323,530	99.7	395,019	99.9
Reinsurance (2)	805	0.3	326	0.1
	$324,335	100.0%	$395,345	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	$169,205	53.8%	$208,548	54.7%
Outside California	144,637	46.0	172,554	45.2
Total Workers’ Compensation	313,842	99.8	381,102	99.9
Reinsurance (2)	807	0.2	337	0.1
	$314,649	100.0%	$381,439	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	$168,518	53.8%	$211,816	55.7%
Outside California	144,075	46.0	168,274	44.2
Total Workers’ Compensation	312,593	99.8	380,090	99.9
Reinsurance (2)	807	0.2	337	0.1
	$313,400	100.0%	$380,427	100.0%
Underwriting Income (Loss) before Tax/Combined Ratio of (1):
Workers’ Compensation	$66,499	78.7%	$132,839	65.1%
Reinsurance (2)	(13)	NM	(360)	NM

Workers’ Compensation Combined Ratio (1):
Underwriting and Other Operating Expenses (3)		40.4%		35.1%
Current Accident Year Losses and Loss Adjustment Expenses		50.5		50.6
Prior Accident Year Favorable Loss Reserve Development		(12.2)		(20.6)
Combined Ratio		78.7%		65.1%

(1)          See Supplemental Financial Information for a description of segment results, “Premiums Written,” “Underwriting Income (Loss)” and “Combined Ratio.”

(2)          In September 2005, we exited the assumed reinsurance business and ceased writing and renewing assumed reinsurance contracts, with all contracts fully expired at the end of 2006.

(3)          Includes an increase in estimated policyholders’ dividends for prior accident years of $5.0 million (1.6% of workers’ compensation net premiums earned) for the six months ended June 30, 2008.

NM = Not Meaningful

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

HOW WE REPORT OUR RESULTS

Our business is comprised of the following segments: investments, workers’ compensation and reinsurance.  In September 2005, we exited the reinsurance business.  Results of the investments segment include net investment income and net realized gains (losses) on investments and we do not allocate investment income to our workers’ compensation and reinsurance segments.  Income (loss) before tax from the workers’ compensation and reinsurance segments is determined by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses from net premiums earned (this result is also known as underwriting income or loss).  The parent loss includes interest expense and the general operating expenses of the holding company, Zenith National Insurance Corp.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we also use certain non-GAAP financial measures to analyze and report our financial results.  Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations.  These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Combined Ratio

The combined ratio, expressed as a percentage, is a key measurement of profitability traditionally used in the property-casualty insurance business.  The combined ratio, also referred to as the “calendar year combined ratio,” is the sum of the losses and loss adjustment expense ratio and the underwriting and other operating expense ratio.  The losses and loss adjustment expense ratio is the percentage of net losses and loss adjustment expenses incurred to net premiums earned.  The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.  When the calendar year combined ratio is adjusted to exclude prior period items, such as loss reserve development and policyholders’ dividends, it becomes the “accident year combined ratio,” a non-GAAP financial measure.

Net Cash Flow From the Workers’ Compensation Business

Net cash flow from our workers’ compensation business is a non-GAAP financial measure that represents the net cash flow generated by deducting from workers’ compensation premiums collected during the period the amount of workers’ compensation losses and loss adjustment expenses paid and workers’ compensation underwriting and other operating expenses paid during the applicable period.  We provide this measure to assist in understanding the change in the net cash (used in) provided by operating activities in the periods presented, given that we exited the reinsurance business in 2005.  Net cash flow from the workers’ compensation business does not include the following: premiums collected, losses paid and underwriting and other operating expenses paid in the reinsurance business; investment income received; interest and other expenses paid by our parent company; and income taxes paid, all of which are included in net cash (used in) provided by operating activities, the most comparable GAAP financial measure of net cash flow.  The following table provides a reconciliation of the net cash flow from our workers’ compensation business to the net cash (used in) provided by operating activities:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2008	2007	2008	2007

Net Cash Flow From Workers’ Compensation Business	10,598	35,215	17,017	72,222
Net Cash Used in Reinsurance Business	(3,666)	(7,079)	(8,971)	(18,594)
Investment Income Received	18,535	22,653	41,680	51,030
Interest and Other Expenses Paid by Parent	(2,044)	(218)	(6,383)	(4,281)
Income Taxes Paid	(42,398)	(65,687)	(42,735)	(80,071)
Net Cash (Used in) Provided by Operating Activities	(18,975)	(15,116)	608	20,306

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

NON-GAAP MEASURES (continued)

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period.  It is indicative of the amount of cash premium before commission expense that we expect to receive from our policies for the applicable period.  Net premiums written represent the amount of premiums we have billed to our policyholders in the applicable period less the cost of any reinsurance ceded.  Net premiums earned, the most comparable GAAP measure, represent the portion of premiums written that is recognized as earned in the financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts.  The following table provides a reconciliation of workers’ compensation gross and net premiums written to net premiums earned:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2008	2007	2008	2007

Workers’ Compensation:
Gross Premiums Written	$156,912	$187,777	$323,530	$395,019
Ceded Premiums	(5,045)	(5,411)	(9,688)	(13,917)

Net Premiums Written	151,867	182,366	313,842	381,102
Change in Unearned Premiums, Net of Reinsurance	1,989	3,975	(1,249)	(1,012)

Net Premiums Earned	$153,856	$186,341	$312,593	$380,090